                                                                    CONFIDENTIAL
September 2, 1998



Conductus, Inc.
969 West Maude Avenue
Sunnyvale, California 94086

Attention:  Mr. Charles E. Shalvoy, President and Chief Executive Officer

Dear Mr. Shalvoy:

This letter agreement sets forth the terms and conditions under which Conductus, Inc. ("Conductus" or the "Company") has retained Davenport & Company LLC ("Davenport") to act as its financial advisor with respect to the private placement (the "Financing") of equity or equity-related securities (the "Securities") on a best efforts basis on terms satisfactory to the Company and in compliance with Section 4(2) of the Securities Act of 1933 as amended, and other federal and state securities laws.

1. SERVICES TO BE RENDERED - Davenport will assist the Company in effecting the Financing on the terms and conditions of this letter agreement. In this regard, we propose to undertake certain activities including, if appropriate, the following:

     (a) Identify, introducing to, and consulting as to strategy for initiating discussions with, potential investors;

     (b)  Negotiating the sale of the Securities to investors; and

     (c) Assisting in the preparation of definitive documentation for the Financing.

2. COMPENSATION - Upon completion of the Financing the Company agrees to pay Davenport a cash placement fee (the "Placement Fee") equal to four percent (4%) of the Securities sold to investors identified to the Company by Davenport. The Placement Fee is paid upon consummation of, and out of the proceeds of, the proposed Financing. The Placement Fee will be payable regardless of the size of the Financing and whether or not the Financing occurs in one transaction or a series of transactions.

3. DUE DILIGENCE - In connection with Davenport's engagement, the Company and its advisors will furnish Davenport with all data, material, and information concerning the Company (the "Information") which Davenport reasonably requests, all of which will be accurate and complete in all material respects, except with respect to the Company's financial statements which shall present fairly the financial position of the Company, to the best of the Company's knowledge, at the time furnished. The Company recognizes and confirms that in advising it and in undertaking the assignment, Davenport will be using and relying on the Information and financial and other information furnished to Davenport by the Company and its advisors, without independent verification. Moreover, Davenport will not perform any appraisal of the assets or businesses of the

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Conductus, Inc.
September 2, 1998
Page 2

     Company or any party. Davenport is hereby authorized to use and deliver the Information, and any other data obtained by Davenport from reliable published sources to prospective interested investors. In connection with the engagement of Davenport hereunder, the Company has entered into separate letter agreement, dated as of the date hereof, providing for the indemnification of Davenport and certain related parties by the Company (the "Indemnification Agreement").

4. CALIFORNIA LAW - This letter agreement and the related indemnification agreement referred to above shall be deemed made in California. Such agreements shall be governed by the laws of the state of California, without regard to such state's rules concerning conflicts of laws. Should suit be brought to enforce this letter agreement or the Indemnification Agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorneys' fees. Any dispute arising from the interpretation, validity or performance of this letter agreement or any of its terms and provisions shall be submitted to binding arbitration with the National Association of Securities Dealers.

5. Upon execution of this engagement letter, Davenport and the Company will exchange mutually acceptable Confidentiality Agreements.

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Conductus, Inc.
September 2, 1998
Page 3

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate copy of this letter agreement. We look forward to working with you and to the successful conclusion of this assignment.

                                        Very truly yours,

                                        DAVENPORT & COMPANY LLC



                                        By: /s/ Robert F. Mizell
                                           ----------------------------------
                                        Name: Robert F. Mizell
                                             --------------------------------
                                        Title: Vice President
                                              -------------------------------
Accepted and Agreed to
as of the date written above:


CONDUCTUS, INC.



By: /s/ Charles E. Shalvoy
   -------------------------------------
   Charles E. Shalvoy
   President and Chief Executive Officer

                                                                    CONFIDENTIAL


September 2, 1998


Davenport & Company LLC  ("Davenport")
901 E. Cary Street, 11th Floor
Richmond, VA  23219

Gentlemen:

In consideration of Davenport's agreement to act on behalf of Conductus, Inc. (the "Company"), in connection with the private placement, pursuant to the engagement letter of even date herewith (the "Engagement Letter"), we hereby agree to indemnify and hold harmless Davenport, its affiliates, the respective partners, directors, officers, agents and employees of Davenport and its affiliates and each person, if any, controlling Davenport or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, (Davenport and each such other person are hereinafter referred to as an "Indemnified Person"), from and against any such losses, claims, damages, expenses and liabilities (or actions in respect thereof), joint or several, as they may be incurred (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling, or compromising any claim, action, suit, proceeding, loss, damage, expense or liability, whether or not in connection with an action in which any Indemnified Person is a named party) to which any of them may become subject (including in settlement of any action, suit or proceeding, if such settlement is effected with the Company's consent, which consent shall not be unreasonably withheld), and which are related to or arise out of Davenport's engagement, the transaction contemplated by such engagement or any Indemnified Person's role in connection therewith, including, but not limited to, any losses, claims, damages, expenses and liabilities (or actions in respect thereof) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum, or any amendment or supplement thereto, or in any other document of the Company furnished to any party or to Davenport in connection with the Financing Transaction, or arising out of, based upon or caused by any omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading. The Company will not, however, be responsible under the foregoing provisions with respect to any loss, claim, damage, expense or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage, expense or liability resulted from actions taken or omitted to be taken by Davenport due to its gross negligence or willful misconduct. All capitalized terms not otherwise defined herein have the same meaning as ascribed to them in the Engagement Letter, unless the context indicates or requires otherwise.

Promptly after receipt by an Indemnified Person of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Company, notify the Company of the commencement thereof; but the omission to notify the Company will

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Davenport & Company LLC
September 2, 1998
Page 2

not relieve it from any liability which it may have to any Indemnified Person otherwise than stated in this Indemnification Agreement. In case any such action is brought against any Indemnified Person, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if the defendants in any such action include both the Indemnified Person and the Company and counsel for the Indemnified Person reasonably determines there is a conflict of interest that cannot or should not be waived, the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Person and such Indemnified Person shall have the right to select separate counsel to defend such action on behalf of such Indemnified Person. After notice from the Company to such Indemnified Person of its election to assume the defense thereof and approval by such Indemnified Person of counsel appointed to defend such action, the Company will not be liable to such Indemnified Person for any legal or other expenses, other than reasonable costs of investigation, incurred by such Indemnified Person in connection with the defense thereof unless: (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances); or (ii) the Company has authorized the employment of counsel for the Indemnified Person at the expense of the Company. After any notice from the Company to such Indemnified Person, the Company will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Person without the consent of the Company.

If the indemnity referred to above should be, for any reason whatsoever, unenforceable, unavailable to or otherwise insufficient to hold harmless Davenport and each Indemnified Person in connection with the transaction, each Indemnified Person shall be entitled to receive from the Company, and the Company shall pay, contributions for such losses, claims, damages, liabilities and expenses (or actions in respect thereof) so that each Indemnified Person ultimately bears only a portion of such losses, claims, damages, liabilities expenses and actions as is appropriate (i) to reflect the relative benefits received by Davenport on the one hand and the Company on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Davenport and the Company in connection with the actions or omissions to act which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all losses, claims, damages, liabilities, expenses and actions exceed the amount of the fee actually received by Davenport pursuant to the engagement letter. The respective relative benefits received by Davenport and the Company in connection with the transaction shall be deemed to be in the same proportion as the aggregate fee paid to Davenport in connection with the transaction bears to the total consideration of the transaction. The relative fault of Davenport and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by Davenport or the Company and the

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Davenport & Company LLC
September 2, 1998
Page 3

parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The indemnity, contribution and expense payment obligations of the Company referred to above shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. The Company also agrees that the Indemnified Persons shall have no liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any manner referred to in this letter except to the extent that any such liability results from the gross negligence or willful misconduct of Davenport in performing the services that are the subject of this letter and in no event shall such liability exceed the amount of fees actually received by Davenport hereunder.


                              Very truly yours,

                              CONDUCTUS, INC.



                              By: /s/ Charles E. Shalvoy
                                 -------------------------------------
                                 Charles E. Shalvoy
                                 President and Chief Executive Officer

Accepted and Agreed to
as of the date written above:

DAVENPORT & COMPANY LLC



By: /s/ Robert F. Mizell
   ----------------------------
Name: Robert F. Mizell
     --------------------------
Title: Vice President
      -------------------------